UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

IAA, Inc.

Two Westbrook Corporate Center, Suite 500

Westchester, Illinois 60154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (708) 492-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

As previously announced, IAA, Inc., a Delaware corporation (“IAA”) , entered into an Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022 and amended as of January 22, 2023 (the “Merger Agreement”), with Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (“RBA”), Ritchie Bros. Holdings, Inc., a Washington corporation and a direct and indirect wholly owned subsidiary of RBA (“US Holdings”), Impala Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 1”) and Impala Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 2”).

Item 1.02. Termination of a Material Definitive Agreement.

Termination of the Credit Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement on March 20, 2023, IAA terminated the Credit Agreement, dated as of April 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among IAA, as borrower, the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank. In connection with the termination of the Credit Agreement, all outstanding borrowings and all unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

Redemption of Senior Notes

In connection with the consummation of the transactions contemplated by the Merger Agreement, on March 20, 2023, IAA redeemed all of IAA’s 5.500% Senior Notes due 2027 (the “Senior Notes”) issued pursuant to that certain Indenture, dated as of June 6, 2019, (the “Indenture”) by and between IAA, the guarantors party thereto and U.S. Bank National Association. In accordance with the Indenture, IAA redeemed $500 million in the aggregate principal amount of the Senior Notes at a redemption price equal to 102.750% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest thereon through but not including March 20, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 20, 2023, RBA completed its acquisition of IAA pursuant to the Merger Agreement, the terms of which are described in Item 1.01 of each of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by IAA on November 7, 2022 and the Current Report on Form 8-K filed with the SEC by IAA on January 23, 2023, each of which Items is incorporated by reference herein.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub 1 was merged with and into IAA (the “First Merger”), with IAA surviving the First Merger as a direct wholly owned subsidiary of US Holdings (the “Surviving Corporation”) and (ii) immediately following the consummation of the First Merger, the Surviving Corporation was merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct wholly owned subsidiary of US Holdings (such surviving entity, the “Surviving LLC”).

Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of IAA (the “IAA Common Stock”) issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) (excluding any shares of IAA Common Stock held by IAA as treasury stock, owned by RBA, US Holdings, Merger Sub 1 and Merger Sub 2 immediately prior to the Effective Time, or owned by stockholders of IAA (“IAA Stockholders”) who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the Delaware General Corporation Law) was converted automatically into the right to receive: (A) 0.5252 (the “Exchange Ratio”) of a common share, without par value, of RBA (the “RBA Common Shares”) and (B) $12.80 in cash, without interest and less any applicable withholding taxes. Additionally, the holders of the outstanding IAA restricted stock awards (“IAA RSAs”) and outstanding IAA phantom stock awards (“IAA Phantom Stock Awards”) granted to a non-employee director of IAA pursuant to the IAA 2019 Omnibus Stock and Incentive Plan (the “IAA Equity Plan”) and its Directors Deferred Compensation Plan (as defined in the Merger Agreement) received (i) 0.5252 of a common share of RBA and (ii) $12.80 in cash, without interest and less any applicable withholding taxes, in respect of each share of IAA Common Stock underlying such holder’s IAA RSA or IAA Phantom Stock Award, as applicable. In respect of shares of IAA Common Stock issued and outstanding immediately prior to the Effective Time (including any IAA RSAs and IAA Phantom Stock Award that vested in accordance with their terms as of the Effective Time), RBA delivered approximately 70.3 million RBA common shares and approximately $1.7 billion in cash in the aggregate for payment to former IAA stockholders. IAA Stockholders received cash in lieu of any fractional RBA Common Shares to which they would otherwise be entitled.

In addition, with respect to IAA’s outstanding equity awards, at the Effective Time:

•	each outstanding IAA option (“IAA Option”) to purchase shares of IAA Common Stock granted under the IAA Equity Plan, whether vested or unvested, was assumed by RBA and converted into an option to purchase the number of RBA Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of IAA Common Stock subject to such option immediately prior to the Effective Time by (ii) 0.763139 (the “Equity Award Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of such option immediately prior to the Effective Time divided by (y) the Equity Award Exchange Ratio;

•	each outstanding IAA restricted stock unit award (“IAA RSU Award”) granted pursuant to the IAA Equity Plan that was subject solely to time-based vesting immediately prior to the Effective Time, whether vested or unvested, was assumed by RBA and converted into the right to receive, upon vesting, the number of RBA Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of IAA Common Stock subject to such award immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio; and

•	each outstanding IAA performance restricted stock unit award (“IAA PRSU Award”) granted pursuant to the IAA Equity Plan that was subject to performance-based vesting immediately prior to the Effective Time, whether vested or unvested, was assumed by RBA and converted into the right to receive, upon vesting, the number of RBA Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying the number of shares of IAA Common Stock subject to such award immediately prior to the Effective Time (determined based on the target number of shares subject to such award) by the Equity Award Exchange Ratio.

Except as set forth above, each assumed IAA Option, IAA RSU Award and IAA PRSU Award will be subject to the same terms and conditions, including vesting, exercise, expiration and/or forfeiture provisions (other than performance-based vesting provisions), applicable to the corresponding IAA equity award as of immediately prior to the Effective Time (including the terms of the IAA Equity Plan and the applicable award agreements).

RBA funded the cash component of the Merger Consideration with cash on hand and newly obtained debt financing.

The Merger Agreement is not intended to be a source of factual, business or operational information about RBA, IAA or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by IAA with the SEC on November 7, 2022 and a copy of the Amendment to the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by IAA with the SEC on January 23, 2023, and are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

In connection with the consummation of the Mergers, IAA requested that the New York Stock Exchange suspend trading of the IAA Common Stock at the close of market trading on March 20, 2023 and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister IAA Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving LLC intends to file with the SEC on behalf of IAA a certification on Form 15 requesting that IAA’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Mergers, a change in control of IAA occurred. Following the consummation of the Mergers, the Surviving LLC (as successor to IAA) became an direct wholly-owned subsidiary of US Holdings.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, pursuant to the Merger Agreement and as result of the consummation of the Mergers, each of the directors of IAA (John P. Larson, John W. Kett, Brian Bales, William Breslin, Sue Gove, Lynn Jolliffe, Peter Kamin, Olaf Kastner and Michael Sieger) resigned from the board of directors of IAA and all committees thereof. On the same day, pursuant to the Merger Agreement and the previously disclosed cooperation agreement, dated as of January 22, 2023, by and among IAA and affiliates of Ancora Advisors, LLC, and as a result of the consummation of the Mergers, Brian Bales, William Breslin, Michael Sieger and Timothy O’Day were appointed as members of the RBA board of directors with terms expiring at RBA’s 2023 Annual Meeting of Shareholders. These individuals constitute the “IAA Designees” for all purposes of the Merger Agreement.

Pursuant to the Merger Agreement, Eric Jacobs, Chief Financial Officer of RBA, and James Kessler, President and Chief Operating Officer of RBA, became members of the board of managers of the Surviving LLC (as successor to IAA). Also on March 20, 2023, each of IAA’s named executive officers, consisting of John W. Kett, Susan Healy, Tim O’Day, Sidney Peryar and Maju Abraham, ceased serving as executive officers of the Surviving Corporation or the Surviving LLC.  Eric Jacobs and Darren Watt, in their capacities as the officers of Merger Sub 2, became the officers of the Surviving LLC.

Mr. Jacobs, age 55, was appointed Chief Financial Officer of RBA, effective June 6, 2022. Mr. Jacobs previously served as Chief Financial Officer at Wheels Up Experience Inc., an industry-leading marketplace for private aviation. Prior to Wheels Up, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc., from 2016 to 2017, and Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc. Mr. Jacobs also served as Senior Vice President, General Counsel of Dealertrack and President of Dealertrack Canada.

Mr. Watt, age 51, joined RBA in 2004 as in-house legal counsel. In 2012, Mr. Watt was promoted to Vice President Legal Affairs, and in 2013 was appointed General Counsel and Corporate Secretary, and also assumed the role of VP Corporate Development until the subsequent establishment of a distinct corporate development team in 2015, at which point Mr. Watt resumed his focus on legal matters. Mr. Watt was promoted to Senior Vice President and General Counsel of RBA in 2016.

The information set forth in the Explanatory Note, Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Items 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, following the consummation of the Second Merger, IAA ceased to exist and the Surviving LLC continued as the surviving entity, and the organizational documents of Merger Sub 2 in effect immediately prior to the consummation of the Second Merger became the organizational documents of the Surviving LLC (amended so that the name of the Surviving LLC is IAA Holdings, LLC), which are attached hereto as Exhibit 3.1 and Exhibit 3.2 respectively and incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 of IAA, Inc.’s Form 8-K filed with the SEC on November 7, 2022 (File No. 001-38580)).

2.2	Amendment to the Agreement and Plan of Merger and Reorganization, dated January 22, 2023, by and among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings, Inc., Impala Merger Sub I, LLC., Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 of IAA, Inc.’s Form 8-K filed with the SEC on January 23, 2023 (File No. 001-38580)).

3.1	Certificate of Formation of Impala Merger Sub II, LLC, dated as of November 2, 2022.

3.2	Limited Liability Company Agreement of IAA Holdings, LLC, dated as of March 20, 2023.

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The undersigned registrant hereby undertakes to provide a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA HOLDINGS, LLC (as successor by merger to IAA, Inc.)

Dated: March 21, 2023

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary